Exhibit 99.1

Nurix Therapeutics Appoints Industry Leader Clay Siegall, Ph.D., to its

Board of Directors

SAN FRANCISCO, June 1, 2021 (GLOBE NEWSWIRE) — Nurix Therapeutics, Inc. (Nasdaq: NRIX), a biopharmaceutical company developing targeted protein modulation drugs, today announced the appointment of Clay Siegall, Ph.D., to its board of directors. Dr. Siegall is a co-founder of Seagen Inc. (formerly Seattle Genetics, Inc.) and serves as its president, chief executive officer, and chairman of the board.

“As an experienced industry leader with a remarkable track record of success in building Seagen from a drug discovery platform company to a commercial-stage oncology company with multiple products, Clay brings a wealth of experience that will be extremely valuable as we enter the next phase of Nurix’s evolution,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “I am delighted to welcome Clay to our board and look forward to working with him as we move four programs into the clinic this year and continue to expand our DELigase drug discovery platform.”

“I am pleased to join the Nurix board and look forward to working with the leadership team to help achieve its mission to bring important medicines to patients in need,” said Dr. Siegall. “Nurix’s novel technology has the potential to provide therapeutic benefit in oncology and autoimmune disease, and the company is well-positioned with promising preclinical data, strategic collaborations, and financial resources to execute on its next phase of growth.”

Dr. Siegall co-founded Seagen in 1998 with a vision to improve the lives of people with cancer by developing targeted therapies to treat major unmet needs. Today, Seagen has three FDA-approved medicines: Adcetris®, Padcev® and Tukysa® and is an industry leader in antibody-drug conjugate (ADC) technology and development. Prior to founding Seagen, Dr. Siegall held positions at the Bristol Myers Squibb Pharmaceutical Research Institute, the National Institutes of Health, and the National Cancer Institute. He has authored more than 70 publications and holds 15 patents. Dr. Siegall holds a B.S. from the University of Maryland and a Ph.D. in Genetics from George Washington University.

Concurrent with the appointment of Dr. Siegall, Leon Chen, Ph.D., a partner at The Column Group, resigned from the Nurix board, effective May 28, 2021. Nurix thanks Dr. Chen for his support and many contributions to the company during his tenure on the Nurix board.

About Nurix Therapeutics, Inc.

Nurix Therapeutics is a biopharmaceutical company focused on the discovery, development, and commercialization of small molecule therapies designed to modulate cellular protein levels as a novel treatment approach for cancer and other challenging diseases. Leveraging Nurix’s extensive expertise in E3 ligases together with its proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates T cell activation. Nurix is headquartered in San Francisco, California. For more information, please visit http://www.nurix.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the expected contributions Dr. Siegall will bring to the Nurix board, Nurix’s future plans and prospects, the planned timing of Nurix’s clinical trial programs for its drug candidates and the expansion of Nurix’s DELigase™ platform. Although Nurix believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Nurix’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including the risks and uncertainties described under the heading “Risk Factors” in documents Nurix files from time to time with the Securities and Exchange Commission (SEC) including Nurix’s Annual Report on Form 10-K filed with the SEC on February 16, 2021, Nurix’s Quarterly Report on Form 10-Q filed with the SEC on April 13, 2021, and other SEC filings. These forward-looking statements speak only as of the date of this press release, and Nurix undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable law.

Contacts:

Investors:	Media:
Jason Kantor, Ph.D.	Elizabeth Wolffe, Ph.D.
Nurix Therapeutics, Inc.	Wheelhouse Life Science Advisors
jkantor@nurixtx.com	lwolffe@wheelhouselsa.com

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